UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 7, 2017, the Board of Directors (the “Board”) of The McClatchy Company (the “Company”) appointed Anjali Joshi, currently Vice President of Product Management at Google, Inc., to the Board to serve as a Class B director effective July 31, 2017. At this time, Ms. Joshi has not been appointed to serve on any committees of the Board.

In connection with her service as a director, Ms. Joshi will receive the Company’s standard fees paid to outside directors, with the cash retainer pro-rated to reflect her term of service. A description of outside director fees is set forth in the section entitled “Director Compensation Arrangements” in the Company’s proxy statement filed April 4, 2017, which section is incorporated herein by reference.

There are no arrangements or understandings between Ms. Joshi and any other person pursuant to which Ms. Joshi was appointed as a director of the Company, and there are no transactions in which Ms. Joshi has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Ms. Joshi is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release of The McClatchy Company, dated July 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 11, 2017	The McClatchy Company

/s/ Billie S. McConkey
	By:	Billie S. McConkey
Vice President, Human Resources, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release of The McClatchy Company, dated July 11, 2017.

Biography of Anjali Joshi

Anjali Joshi is an accomplished technology executive who has held significant leadership positions in high-growth companies. She is a currently a Vice President of Product Management at Google where she leads groups focused on the software, network and computing infrastructure, translation products and internationalization/localization of Google products. Most recently, she has been integral in managing Google’s Fiber to Communities effort, which will ultimately bring ultra high-speed broadband access to as many as 500,000 people across the United States.

Prior to joining Google, Anjali was Executive Vice-President of Engineering at Covad Communications, the first DSL Competitive Carrier in the US and helped the company grow from a start-up to a public company. Anjali spent several years at Bell Labs working in the areas of voice and high speed data communications. Anjali received her BTech in Electrical Engineering from IIT, Kanpur, a Masters in Computer Engineering from SUNY and a Masters in Engineering Management from Stanford University. She was recently selected as one of the top 50 alumni who have graduated from IIT Kanpur in the last 50 years. She is on the board of the IIT Kanpur Foundation and has served as a board member of TiE, Silicon valley.